SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Check the appropriate box:

[   ]    Preliminary Information Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14c-5(d)(2))

[ X ]    Definitive Information Statement
--------------------------------------------------------------------------

                            USLIFE INCOME FUND, INC.
                (Name of Registrant as Specified in Its Charter)
   --------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total Fee Paid:
[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                            USLIFE Income Fund, Inc.
                               2929 Allen Parkway
                                Houston, TX 77019

                                December 14, 2001




Dear USLIFE Income Fund Shareholder:

         We are pleased to invite you to attend a Special Meeting of Shareholders of the USLIFE Income Fund, Inc. (the "Fund"), which will be held on Wednesday, January 23, 2002, at 10:00 a.m. local time, at Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019. The notice of the Special Meeting and the Fund's Information Statement accompany this letter.

         We are enclosing an Information Statement that does not request a vote. However, in the same package you will also receive a Proxy Statement furnished by the Ernest Horejsi Trust No. 1B (the "Horejsi Proxy Statement"), which has nominated five persons to serve on the Fund's Board of Directors. The Horejsi Proxy Statement will be accompanied by a proxy card, which is being solicited by the Ernest Horejsi Trust No. 1B. Please refer to the Horejsi Proxy Statement for additional information.


Sincerely,

/s/ Nori L. Gabert
Nori L. Gabert
Vice President and Secretary

                            USLIFE INCOME FUND, INC.

                                    Notice of
                         Special Meeting of Shareholders
                                January 23, 2002

A Special Meeting of Shareholders of the USLIFE Income Fund, Inc. (the "Fund") will be held at 10:00 a.m., local time, in Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019, on Wednesday, January 23, 2002 for the following purpose:

        To consider the election of five directors nominated by the Ernest Horejsi Trust No. 1B.

You will be entitled to vote at the meeting if you owned shares of the Fund at the close of business on December 10, 2001. Enclosed in the same package as the Fund's Information Statement (but not a part of the Information Statement) are proxy materials from the Ernest Horejsi Trust No. 1B relating to its director nominees.


                                             By Order of the Board of Directors

                                             /s/ Nori L. Gabert
                                             Nori L. Gabert
                                             Secretary

December 14, 2001
2929 Allen Parkway
Houston, Texas  77019

                            USLIFE INCOME FUND, INC.
                               2929 Allen Parkway
                                Houston, TX 77019
                           --------------------------

                              INFORMATION STATEMENT
                           ---------------------------

         This Information Statement is being supplied to all shareholders of the USLIFE Income Fund, Inc. (the "Fund"). We are not asking you for a proxy, and you are requested not to send us a proxy.

         A Special Meeting (the "Special Meeting") of Shareholders will be held on January 23, 2002, at 10:00 a.m., local time, in Meeting Room 1 of The Variable Annuity Life Insurance Company, Plaza Level, The Woodson Tower, 2919 Allen Parkway, Houston, Texas 77019. The purpose of the Special Meeting is to consider the election of five Directors nominated by the Ernest Horejsi Trust No. 1B (the "Trust") to fill vacancies on the Board. Accompanying this Information Statement is a proxy statement and proxy card that are being sent to you by the Trust. Please refer to the accompanying proxy statement for information pertaining to the Director nominees and procedures for returning the proxy card. We urge you to carefully review the proxy material from the Trust, and we appreciate your attention to this important matter.

         Background

         At the shareholders' meeting on October 30, 2001, the Board's recommendation that The Variable Annuity Life Insurance Company ("VALIC") continue as the Fund's investment adviser was not approved. The Trust, the Fund's largest shareholder (with 20.24% of outstanding shares at that time), voted its shares against the proposal for VALIC to continue to serve as the Fund's investment adviser, and, together with the other shareholders voting against the proposal, the percentage of total outstanding shares opposing the proposal was approximately 44.54% (69.73% of the votes cast). Approximately 19.33% of outstanding shares approved the proposal (30.27% of the votes cast). As a result of the proposal not being adopted by the shareholders and pursuant to a rule adopted by the Securities and Exchange Commission (the "SEC"), VALIC must terminate its advisory contract with the Fund no later than January 25, 2002.

           Since it was essential that the Board act quickly in the best interest of the Fund's shareholders, the Board evaluated several options that it had available to provide qualified professional investment and administrative services to the Fund. The Board discussed soliciting other qualified investment advisers to become the Fund's adviser, hiring management to advise the Fund internally and liquidating the Fund; however, the Trust advised the Board's representatives that the Trust would likely oppose any investment adviser proposed by the Board and would not support the liquidation of the Fund. The Trust made clear its desire to install its recommended advisory firm as the Fund's adviser.

         After it became clear to the Board that the Trust would likely not support any of the Board's recommendations and considering the Trust's ability to obtain shareholder support as demonstrated with the last shareholder vote, Dr. Judith Craven, Dr. Norman Hackerman, Dr. William Lancaster, Dr. John Maupin, Jr. and Dr. F. Robert Paulsen resigned as directors of the Fund effective immediately. The Trust has designated five nominees to fill the vacancies resulting from the resignations. If the Trust's five nominees are elected at the Special Meeting, the three remaining Directors (Mr. Ben Love, Dr. Timothy Ebner and Judge Gustavo Gonzales) intend to immediately resign from the Board and VALIC intends to immediately resign as the Fund's investment adviser. The Board is not making any recommendations as to the Trust's five nominees. The Board believes it is prudent to have the shareholders consider the Trust's nominees. The Trust and Boulder Investment Advisers, LLC, the adviser that the Trust intends to propose as VALIC's replacement if the Trust's nominees are elected, will sign a mutual release of claims with each of the Fund's Directors (including the five Directors who have resigned) and with VALIC. The mutual release will terminate if the Trust's nominees are not elected or if the current Directors do not resign, after the election of the Trust's nominees.

                                      * * *

         Fund shareholders of record at the close of business on December 10, 2001 ("Record Date") are entitled to receive this Information Statement. This Information Statement is expected to be mailed on or about December 14, 2001.

         A.       SHARE OWNERSHIP

         As of the Record Date, there were 5,663,892 shares of the Fund outstanding. No director or executive officer of the Fund owned, directly or beneficially, any Fund shares as of the Record Date*. The persons who owned beneficially more than 5% of the outstanding shares of the Fund as of the Record Date are set forth below:


Name and Address                        Number of Shares of      Percent
Of Beneficial Owner                     Beneficial Ownership     Owned

Ernest Horejsi Trust                    1,166,400                20.6 %
 No. 1B**
122 South Phillips Avenue
Suite 220
Sioux Falls, South Dakota  57104
--------------
* The current directors, nominees and officers of the Fund, as a group, as of the Record Date, beneficially own less than 1% of the common stock of the Fund.
** Based on information provided by the Trust to the Fund as of November 19, 2001. The Trustees of the Trust are Badlands Trust Company, Susan Ciciora and Larry Dunlap.

         The Fund is required to identify any director or officer who failed to timely file forms with the SEC and The New York Stock Exchange reporting his or her affiliation with the Fund, and ownership and changes in ownership of the Fund's shares. Each such person is required by SEC regulations to furnish the Fund with copies of all such forms they file. Based on a review of these forms furnished to the Fund, the Fund believes that during its last fiscal year, each such person complied with the reporting requirements, except that the following officers of the Fund filed a Form 3 late: Evelyn M. Curran, Steven Guterman and Gregory R. Kingston.

B.       CURRENT DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Directors

Name, Birth Date and         Positions with    Business Experience                              Expiration
Address                      Fund and Term     During the Last Five Years                       Of Term
-------                      -------------     --------------------------                       -------
Ben H. Love*
09/26/30                     Director since    Retired. Formerly, Director, Mid-American        2004
4407 Eaton                   1997 and          Waste, Inc. (waste  products)(1993-1997) and
Circle                       Chairman since    Chief Executive,  Boy Scouts of America
Colleyville, Texas  76034    2001              (1985-1993). (1)

Dr. Timothy J. Ebner*        Director since    Professor and Head, Department of                 2003
07/15/49                     1998              Neuroscience, and  Visscher Chair    of
321 Church Street SE                           Physiology,     University     of     Minnesota
Minneapolis, Minnesota                         (1999-Present).  Formerly,  Director,  Graduate
55455                                          Program   in   Neuroscience,    University   of
                                               Minnesota     (1995-1999);     Professor     of
                                               Neurosurgery,     University    of    Minnesota
                                               (1980-1999);    Consultant    to   EMPI    Inc.
                                               (manufacturer     of     medical      products)
                                               (1994-1995);  and Medtronic Inc.  (manufacturer
                                               of medical products) (1997-1998). (1)

Judge Gustavo E. Gonzales,
Jr.*                        Director since      Municipal Court Judge,  Dallas, Texas             2002
07/27/40                     1998              (1995-Present);   Formerly,   private  attorney
2014 Main, Suite 210                           (litigation)  (1980-1995);  Director,  Downtown
Dallas, Texas  75201                           Dallas  YMCA  Board   (1996-2000)   and  Dallas
                                               Easter Seals Society (1997-2000). (1)

-----------------------------------------------------------------------------------------------------------------------------------
*        Independent Director
 (1)     A  Director  or Trustee of 37  investment  companies  associated  with  American  General  and for which  VALIC  serves as the investment adviser.

Executive Officers


                                  Position(s) with
                                  ------------------------------  Business Experience
Name and Date of Birth            Fund and Term                   During the Last 5 Years
----------------------            -------------                   -----------------------
Evelyn M. Curran
06/04/65                          Vice President since 2001       Vice  President,   American  General  Fund  Group
                                                                  (1999-Present).    Formerly,   Senior   Attorney,
                                                                  American  General  (1997-1999);  Senior Attorney,
                                                                  Western    National   Life   Insurance    Company
                                                                  (1994-1997).

Nori L. Gabert                    Secretary since 2000 and Vice   Senior Counsel,  American General Financial Group
08/15/53                          President since 1998            (1997-Present);  Vice  President and Secretary of
                                                                  North American Funds Variable Product Series I ("NAFV I")
                                                                  and North American Funds Variable Product Series II ("NAFV II")
                                                                  (2000-Present). Formerly, Vice President and Assistant Secretary
                                                                  of NAFV I (1997-2000); Vice President and Assistant Secretary of
                                                                  NAFV II (1998-2000); Of Counsel, Winstead Sechrest & Minick P.C.
                                                                  (1997); Vice President and Associate General Counsel of VanKampen,
                                                                  Inc.(1981-1996).
Steven Guterman
08/07/53                          Vice President and Senior       Executive Vice President,  Head of  Institutional
                                  Investment Officer since 1999   Asset    Management,     AGIM     (1998-Present).
                                                                  Formerly,  Managing  Director  and  Head  of U.S.
                                                                  Fixed  Income   Portfolio   Management,   Salomon
                                                                  Brothers Asset Management (1990-1998).

Gregory R. Kingston               Treasurer   since   2000   and  Vice    President,    Fund    Accounting,    AGIM
01/18/66                          Assistant Treasurer since 1999  (1999-Present).  Formerly,  Assistant  Treasurer,
                                                                  First Investor Management Company (1994-1999).

Todd L. Spillane                  Chief Compliance Officer        Chief Compliance  Officer,  AGIM  (1999-Present).
12/20/58                          since 2000                      Formerly,  Chief  Compliance  Officer,   Nicholas
                                                                  Applegate Capital Management (1994-1999).


         The business address of each officer,  other than Mr. Guterman,  is 2929 Allen Parkway,  Houston,  Texas 77019.
Mr. Guterman's business address is 175 Water Street, New York, New York 10038-4918.


C.       BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

         The Board has appointed an Audit Committee and a Nominating Committee, but has not appointed a Compensation Committee.

         Shareholders may submit written recommendations to the Board regarding nominees for director, although the Board expects to be able to identify an ample number of qualified candidates. Any such recommendations will be referred to the Nominating Committee for consideration.

     The Nominating Committee currently consists of the following independent directors who are not interested persons of the Fund ("Independent Director"):
Mr. Love (Chairman), Dr. Ebner and Judge Gonzales.

     The  Audit  Committee  currently  consists  of  the  following  Independent
Directors: Mr. Love (Chairman), Dr. Ebner and Judge Gonzales. The members of the Audit Committee meet the definition of "independent" according to the New York Stock Exchange's listing standards.

         During the fiscal year ended June 30, 2001, the Board met five times at special and regularly scheduled meetings. During the fiscal year ended June 30, 2001, the Audit Committee met two times and the Nominating Committee met two times. During the last fiscal year of the Fund, all current members of the Board attended at least 75% of the aggregate meetings of the Board and its committees on which they serve.

D.       EXECUTIVE COMPENSATION

         Members of the Board receive an annual retainer of $2,000, $1,000 for each Board meeting attended in person and $500 for each Board meeting conducted by telephone. Audit Committee and Nominating Committee members receive an additional $500 for each committee meeting attended. Committee chairs receive an additional $500 for each committee meeting chaired. Directors who are officers of the Fund are not compensated for their service on the Board.

         In the fiscal year ended June 30, 2001, the aggregate cash compensation earned by all Directors and the three highest-paid officers of the Fund, exclusive of fees paid for the services of the Secretary and Treasurer, was $50,266.

                                                COMPENSATION TABLE
                                               (as of June 30, 2001)


                                                            Pension or
                                                          Retirement Benefits   Total Compensation
                                          Aggregate           Accrued            from Fund and
                                        Compensation      As Part of Fund      Fund Complex Paid
                                          From Fund           Expenses         To Directors (*)
                                          ---------           --------         ----------------

   Dr. Timothy J. Ebner, Director            6,500                0                    61,385

   Judge Gustavo E. Gonzales, Jr.,           6,563                0                    63,318
   Director

   Ben H. Love, Director                     6,658                0                    67,000
---------------

(*) The Fund is part of a fund complex consisting of 37 investment companies.

E.       REQUIRED VOTE

         The election of Directors requires the affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present.

         Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present and will not be counted as votes cast for purposes of determining whether sufficient votes have been received.

F.       INFORMATION ABOUT THE FUND

         VALIC currently serves as the Fund's investment adviser, and must resign as the Fund's investment adviser by January 25, 2002. However, if the Trust's nominees are elected, VALIC plans to immediately resign as the Fund's investment adviser following the election. The Fund currently does not employ a principal underwriter or administrator.

         Ernst & Young LLP has notified the Fund that it will resign as the Fund's auditor effective January 25, 2002.

         A copy of the most recent Annual Report of the Fund may be obtained without charge by calling Georgeson Shareholder toll free at 1-800-223-2064.

By order of the Board of Directors,

/s/ Nori L. Gabert
Nori L. Gabert
Vice President and Secretary

December 14, 2001